Exhibit 21.1

List of Subsidiaries

Company Name	Jurisdiction Organized
Ajax Tocco de Mexico, S.A. de C.V.	Mexico
Ajax Tocco International Limited	Birmingham
Ajax Tocco Magnethermic (Shanghai) Co., Ltd.	Hong Kong
Ajax Tocco Magnethermic Corporation (6)	Ohio
Ajax Tocco Magnethermic Corporation Canada Limited	Ontario
Ajax Tocco Magnethermic GmbH	Ohio
Ajax Tocco Magnethermic Limited	Hong Kong
Ajax Tocco Magnethermic Poland Spolka Z Ograniczona Odpowiedzialnoscia	Poland
Ballybeg Finance Company of Dublin Limited	Ireland
Chambersburg Acquisition Corp.	Pennsylvania
Columbia Nut & Bolt LLC	Ohio
Control Transformer, Inc.	Ohio
EP Cleveland Holdings, Inc.	Delaware
EP Cleveland, Inc.	Delaware
EP Realty Holdings, Inc.	Delaware
Elastomeros Tecnicos Moldeados, Inc.	Texas
Elastomeros Tecnicos Moldeados, S. de R. L. de C.V.	Mexico
Europower CR s.r.o.	Czech Republic
Feco, Inc.	Illinois
Fluid Routing Korea Holding Inc.	Delaware
Fluid Routing Solutions Holding Corp.	Delaware
Fluid Routing Solutions, Inc.	Delaware
Fluid Routing Solutions Intermediate Holding Corp.	Delaware
Fluid Routing Solutions Korea, Ltd.	Delaware
Forging Parts & Machining Company	Ohio
Foundry Service GmbH	Germany
Gateway Industrial Supply LLC	Ohio
General Aluminum Mfg. Company	Ohio
IEGA Industrial Equipment Group Asian Holding Company Limited	Ireland
IEGE Industrial Equipment Group European Holding Company Limited	Ireland
ILS Supply Technologies SA de CV	Mexico
ILS Technology LLC	Ohio
Induction Management Services LLC	Michigan
Integrated Holding Company	Ohio
Integrated Logistics Holding Company	Ohio
Integrated Logistics Solutions, Inc.	Ohio
Japan Ajax Magnethermic Co., Ltd.	Japan
NABS Supply Technologies S. De R.L. De C.V.	Mexico
ParkOhio Asian Holding Company Limited	Ireland
ParkOhio European Holding Company Limited	Ireland
Park-Ohio Forged & Machined Products LLC(5)	Ohio
Park-Ohio Industries (Shanghai) Co. Ltd.	China
Park-Ohio Industries Treasury Company, Inc.	New York
Park-Ohio Industries, Inc.(1)	Ohio
ParkOhio International Holding Company Limited	Ireland
ParkOhio International Leasing Company Limited	Ireland
ParkOhio International Treasury Company Limited	Ireland
ParkOhio Latin American Holding Company Limited	Ireland
Park-Ohio Products, Inc.	Ohio
Pharmaceutical Logistics, Inc.	Ohio
Pharmacy Wholesale Logistics, Inc.	Ohio
PKOH Corp.	Ohio

P-O Realty LLC	Ohio
Precision Engineered Plastics, Inc.	Ohio
Precision Machining Connection LLC(2)	Ohio
RB&W Corporation of Canada	Ontario
RB&W Logistics of Canada, Inc.	Ontario
RB&W Ltd.	Ohio
RB&W Manufacturing LLC(3)	Ohio
Red Bird, Inc.	Ohio
Snow Dragon LLC	Ohio
Southwest Steel Processing LLC	Ohio
Supply Technologies (India) Private Limited	India
Supply Technologies (NABS Ireland) Limited	Ireland
Supply Technologies (U.K.) Limited	Birmingham-England
Supply Technologies Company of Canada	Nova Scotia
Supply Technologies Company of Puerto Rico	Puerto Rico
Supply Technologies International Trading (Shanghai) Co., Ltd.	China
Supply Technologies Kft	Hungary
Supply Technologies Limited	Scotland
Supply Technologies Limited	Hong Kong
Supply Technologies LLC	Ohio
Supply Technologies Pte. Ltd.	Singapore
The Ajax Manufacturing Company(4)	Ohio
Tocco, Inc.	Alabama
TW Manufacturing Co. dba Production Pattern Company(7)	Ohio

(1)	Doing business as Park Drop Forge, Ohio Crankshaft and Park-Ohio Forged & Machined Products
(2)	Doing business as PMC Industries and M.P. Colinet
(3)	Doing business as Delo Screw Products, RB&W Manufacturing, and Sabina Mfg.
(4)	Doing business as Ajax Technologies, Forging Development and Ajax-Ceco
(5)	Doing business as Kropp Forge
(6)	Doing business as PMC-Colinet and PMC Industries
(7)	Doing business as Production Pattern Company